Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports

First Quarter 2013 Results

•	Net revenues were $8.7 billion; Organic Net Revenues[1] increased 3.8%

•	Diluted EPS was $0.32; Operating EPS[1] was $0.34, up 22.6% on a constant currency basis

•	Company reaffirms 2013 Organic Net Revenue growth outlook at the low end of 5 – 7% range and raises Operating EPS guidance to $1.55 – $1.60

DEERFIELD, Ill. – May 7, 2013 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported first quarter 2013 results.

“Our first quarter results were in line with the expectations we outlined earlier this year as we work through some near-term headwinds,” said Irene Rosenfeld, Chairman and CEO. “Although we’re not satisfied that our top-line growth remained below our long-term target, our results show that we’ve built solid underlying momentum. And I’m confident that we’ll deliver our 2013 commitments as we continue to leverage our advantaged category mix, leading market positions and strong geographic footprint, particularly in emerging markets2.”

Net revenues were $8.7 billion, up 0.9 percent. Organic Net Revenues increased 3.8 percent, including solid contributions from higher volume/mix of 2.5 percentage points and favorable pricing of 1.3 percentage points. The pass-through of lower coffee commodity costs tempered the company’s overall top-line growth by 1.3 percentage points.

Revenues from emerging markets accelerated sequentially, up 9.3 percent, led by double-digit gains in China, Brazil and India, and continued improvement in Russia. Developed markets3 grew 0.4 percent, with growth in North America partially offset by the impact of lower coffee pricing in Europe and continued gum weakness.

Power Brands grew 7.5 percent, nearly double the company rate. Tuc/Club Social, Chips Ahoy!, Barni and Oreo biscuits, Milka, Cadbury Dairy Milk and Lacta chocolate, Halls candy, Stride gum and Tang beverages each posted strong increases.

Gross profit was $3.2 billion, up 1.5 percent, while gross profit margin was 37.1 percent. Adjusted Gross Profit1 increased 3.9 percent on a constant currency basis, driven by strong volume/mix gains. Pricing fully offset higher input costs. Adjusted Gross Profit margin was flat to prior year.

Operating income was $0.8 billion, down 7.6 percent, while operating income margin was 9.5 percent.

Adjusted Operating Income1 decreased 4.0 percent on a constant currency basis, and included a negative 3.4 percentage point impact from previously disclosed prior year one-time items.4 Excluding these items, gross profit gains were more than offset by higher SG&A predominately in emerging markets, including increased investments in sales capabilities, route-to-market expansion as well as advertising and consumer support.

Adjusted Operating Income margin was 10.3 percent, down 1.6 percentage points, including the negative impacts of 0.6 percentage points due to the devaluation of net monetary assets in Venezuela and 0.4 percentage points from prior year one-time items.4

Diluted EPS was $0.32. Operating EPS was $0.34, including a negative $0.04 impact from currency. On a constant currency basis, Operating EPS increased 22.6 percent, reflecting a positive $0.09 impact of lower taxes, primarily from discrete items.

Strong Momentum in Latin America Led by Brazil

Latin America delivered strong top-line growth driven by a resurgence in Brazil and solid performance in other key markets in the region.

Net revenues increased 2.0 percent. Organic Net Revenues grew 12.6 percent, with contributions from both higher pricing and volume/mix. Brazil increased mid-teens with double-digit volume/mix gains and higher pricing.

Power Brands grew 12.3 percent, led by Club Social and Oreo biscuits, Lacta chocolate and Halls candy.

Segment operating income decreased 43.6 percent. Segment operating income margin decreased 5.3 percentage points to 6.6 percent.

Adjusted Segment Operating Income was flat versus prior year on a constant currency basis. Higher gross profit was offset by higher overheads, including increased investments in sales capabilities and route-to-market expansion. Adjusted Segment Operating Income margin was 6.9 percent, down 5.7 percentage points primarily due to negative impacts from the devaluation of the Venezuelan bolivar.

Emerging Markets in Asia Pacific Drove Solid Top-line Growth

Asia Pacific delivered strong emerging markets performance despite capacity constraints in India, while the region’s developed markets restrained overall growth.

Net revenues increased 3.6 percent. Organic Net Revenues grew 5.8 percent, driven by both higher volume/mix and pricing. Organic Net Revenues for the region’s emerging markets grew double digits, led by China, India and the Philippines. Developed markets in the region declined low single digits, largely due to gum weakness in Japan.

Power Brands grew very strongly, up 20.3 percent, led by Oreo and Chips Ahoy! biscuits, Cadbury Dairy Milk chocolate, Halls candy, Stride gum and Tang beverages.

Segment operating income increased 6.8 percent. Segment operating income margin increased 0.4 percentage points to 13.8 percent.

Adjusted Segment Operating Income increased 4.8 percent on a constant currency basis, including a positive 10.1 percentage point impact from cycling of a prior year asset impairment charge. Excluding this impact, higher gross profit was more than offset by higher overheads, including increased investments in sales capabilities and route-to-market expansion, as well as increased A&C support. Adjusted Segment Operating Income margin decreased 0.1 percentage point to 14.1 percent.

Strong Volume/Mix Growth for EEMEA

Strong volume/mix gains across the region, as well as continued sequential improvement in Russia, drove solid top-line growth for the Eastern Europe, Middle East and Africa region.

Net revenues increased 1.6 percent. Organic Net Revenues grew 4.0 percent, as strong volume/mix gains were partially offset by lower pricing. Russia continued to improve sequentially with organic growth in the low single digits behind strong volume/mix performance, partially offset by significantly lower pricing in coffee and chocolate.

Power Brands grew 8.1 percent, led by Oreo and Barni biscuits, Cadbury Dairy Milk chocolate, Halls candy, and Jacobs and Tang beverages.

Segment operating income decreased 55.8 percent. Segment operating income margin decreased 9.2 percentage points to 7.1 percent.

Adjusted Segment Operating Income decreased 46.5 percent on a constant currency basis, including a negative 38.2 percentage point impact from cycling the prior year’s gain on the sale of property in Russia. Excluding this impact, higher gross profit was more than offset by higher overheads, including increased investments in sales capabilities and route-to-market expansion, as well as increased A&C support.

Adjusted Segment Operating Income margin was 8.5 percent, down 8.9 percentage points, including a negative 6.7 percentage point impact from cycling the prior year’s gain on the sale of property in Russia.

Steady Results in Europe

Europe delivered solid volume/mix gains in a difficult economic environment, while a significant headwind from coffee pricing tempered the top line overall.

Net revenues decreased 1.0 percent. Organic Net Revenues increased 0.1 percent, as volume/mix gains, particularly in chocolate and biscuits, were mostly offset by significant coffee pricing impacts. Lower coffee revenues negatively affected the region’s growth by more than 2 percentage points.

Power Brands grew 2.8 percent, led by Oreo, belVita and chocobakery biscuits, Milka chocolate, Halls candy and Tassimo beverages.

Segment operating income decreased 4.7 percent. Segment operating income margin decreased 0.5 percentage points to 11.7 percent.

Adjusted Segment Operating Income was essentially flat to prior year on a constant currency basis. Adjusted Segment Operating Income margin held steady at 12.6 percent.

Solid Revenue Growth in North America

Strong biscuit performance in the U.S. and a return to growth in Canada drove a solid increase in Organic Net Revenue.

Net revenues increased 1.5 percent. Organic Net Revenues increased 2.4 percent, with contributions from both pricing and volume/mix. Biscuits in the U.S. grew mid-single digits for the seventh consecutive quarter. Canada performance improved with the resolution of its spin-related execution issues. Weak gum results, however, drove a high-single-digit decline in gum and candy, tempering the region’s overall growth.

Power Brands grew 5.6 percent, led by biscuits, primarily Chips Ahoy! and Oreo.

Segment operating income increased 14.9 percent. Segment operating income margin increased 1.2 percentage points to 10.3 percent.

Adjusted Segment Operating Income was essentially flat to prior year on a constant currency basis. Adjusted Segment Operating Income margin was 11.6 percent, down 0.4 percentage points as lower gross margin, pressured by weak gum results, more than offset benefits from overhead leverage.

Outlook

“Lower coffee pricing and capacity constraints in certain markets are expected to continue to temper top-line growth in the second quarter,” said David Brearton, Executive Vice President and CFO. “However, we expect a strong rebound in the back half of the year, and we remain on track to deliver Organic Net Revenue growth at the low end of our long-term growth target of 5 to 7 percent. We’re also raising our Operating EPS outlook to $1.55 to $1.605, as we flow through a portion of the benefit from discrete tax items.”

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. Access to a live audio webcast with accompanying slides and a replay of the event will be available at www.mondelezinternational.com/Investor.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

End Notes

1.	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
2.

With the 2013 change in reporting structure, the company is introducing the emerging markets metric to illustrate performance where opportunities for growth exist due to favorable demographic trends, rising per capita incomes, improving infrastructures and other factors that have the potential to significantly drive GDP growth.

Emerging markets, which accounted for nearly 40 percent of the company’s revenues in 2012, consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Poland, Czech & Slovak Republics, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
3.

The company considers all markets not included in the emerging markets definition to be developed markets. Developed markets include the entire North America region, the Europe region, excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia Pacific region.

4.	Includes the prior year impacts of gain on sale of property in Russia and an asset impairment charge.
5.

Operating EPS guidance of $1.55-$1.60 is based on 2012 average currency rates and includes the estimated impact of the write-down of the net monetary assets and the translation of operating income for the company’s Venezuelan business stemming from that government’s decision to devalue its currency to a fixed rate of 6.30/$US on February 8, 2013.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “reaffirms,” “expect,” “on track,” “deliver,” “outlook,” “guidance,” “momentum” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: 2013 guidance; delivering our 2013 commitments; leveraging our advantaged category mix, leading market positions and strong geographic footprint; and our Outlook, in particular, the impacts of lower coffee pricing and capacity constraints, a strong rebound in the back half of 2013, 2013 Organic Net Revenue growth and Operating EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of commodity and other input costs, pricing actions, continued global economic weakness, risks from operating globally and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We use certain non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We disclose non-GAAP financial measures so that you have the same financial data that we use to assist you in making comparisons to our historical operating results and analyzing our underlying performance.

Our non-GAAP financial measures and corresponding metrics reflect how we evaluate our operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•

“Organic Net Revenues” which is defined as net revenues excluding the impacts of acquisitions, divestitures (including businesses under a sales agreement), Integration Program costs, accounting calendar changes and foreign currency rate fluctuations.

•

“Adjusted Gross Profit” which is defined as gross profit excluding the impact of pension costs related to obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and the operating results of divestitures (including businesses under a sales agreement). We also evaluate growth in our Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income and Adjusted Segment Operating Income” which are defined as operating income (or segment operating income) excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program, gains / losses from divestitures or acquisitions, acquisition-related costs and the operating results of divestitures (including businesses under a sales agreement). We also evaluate growth in our Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Operating EPS” which is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program, gains / losses from divestitures or acquisitions, acquisition-related costs and net earnings from divestitures (including businesses under a sales agreement), and including an interest expense adjustment related to the Spin-Off transaction. We also evaluate growth in our Operating EPS on a constant currency basis.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, provides you with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2013 and 2012.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses from divestitures and acquisitions, and acquisition-related costs (which are a component of selling, general and administrative expenses) for all periods presented. The company excludes the unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. We exclude general corporate expenses, amortization of intangibles, gains and losses on divestitures and acquisitions and acquisition-related costs from segment operating income in order to provide better transparency of our segment operating results.

# # #

Schedule 1

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended March 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$8,744	$8,667	0.9%

Cost of sales	5,502	5,472	(0.5)%

Gross profit	3,242	3,195	1.5%
Gross profit margin	37.1%	36.9%

Selling, general and administrative expenses	2,332	2,192	(6.4)%

Asset impairment and exit costs	44	44	—

Gain on acquisition	(22)	—	100.0+ %

Amortization of intangibles	54	56	3.6%

Operating income	834	903	(7.6)%
Operating income margin	9.5%	10.4%

Interest and other expense, net	279	487	42.7%

Earnings from continuing operations before income taxes	555	416	33.4%

(Benefit)/Provision for income taxes	(19)	77	100.0+ %
Effective tax rate	(3.4)%	18.5%

Earnings from continuing operations	$574	$339	69.3%

Earnings from discontinued operations, net of income taxes	—	480	(100.0)%

Net earnings	$574	$819	(29.9)%

Noncontrolling interest	6	6	—

Net earnings attributable to Mondelēz International	$568	$813	(30.1)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.32	$0.19	68.4%
- Discontinued operations	—	0.27	(100.0)%

Net earnings attributable to Mondelēz International	$0.32	$0.46	(30.4)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.32	$0.19	68.4%
- Discontinued operations	—	0.27	(100.0)%

Net earnings attributable to Mondelēz International	$0.32	$0.46	(30.4)%

Average shares outstanding:
Basic	1,784	1,773	(0.6)%
Diluted	1,798	1,783	(0.8)%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Three Months Ended March 31,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures (1)		Impact of Acquisitions (2)		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$1,398	$—		$—		$145		$1,543
Asia Pacific	1,367	—		—		30		1,397
Eastern Europe, Middle East & Africa	863	(19)		(12)		28		860
Europe	3,458	—		—		(8)		3,450
North America	1,658	—		—		2		1,660

Mondelēz International	$8,744	$(19)		$(12)		$197		$8,910

2012
Latin America	$1,370	$—		$—		$—		$1,370
Asia Pacific	1,320	—		—		—		1,320
Eastern Europe, Middle East & Africa	849	(22)		—		—		827
Europe	3,494	(49)		—		—		3,445
North America	1,634	(13)		—		—		1,621

Mondelēz International	$8,667	$(84)		$—		$—		$8,583

									Organic Growth Drivers
									Vol / Mix		Price
% Change
Latin America	2.0%	—	pp	—	pp	10.6	pp	12.6%	3.2	pp	9.4	pp
Asia Pacific	3.6%	—		—		2.2		5.8%	4.1		1.7
Eastern Europe, Middle East & Africa	1.6%	0.5		(1.4)		3.3		4.0%	7.4		(3.4)
Europe	(1.0)%	1.4		—		(0.3)		0.1%	1.3		(1.2)
North America	1.5%	0.8		—		0.1		2.4%	0.9		1.5

Mondelēz International	0.9%	0.8	pp	(0.1	)pp	2.2	pp	3.8%	2.5	pp	1.3	pp

(1)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.
(2)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended March 31,

($ in millions) (Unaudited)

											% Change
	As Reported/ Revised (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures (4)	Gain on Acquisition (5)	Acquisition- related costs	As Adjusted (Non- GAAP)	Impact of Currency	As Adjusted Constant FX (Non- GAAP)	As Reported (GAAP)	As Adjusted (Non- GAAP)	As Adjusted Constant FX (Non- GAAP)
2013

Latin America	$92	$4	$—	$—	$—	$—	$—	$96	$76	$172	(43.6)%	(44.2)%	—
Asia Pacific	189	4	—	—	—	—	—	193	3	196	6.8%	3.2%	4.8%
Eastern Europe, Middle East & Africa	61	3	—	1	7	—	—	72	5	77	(55.8)%	(50.0)%	(46.5)%
Europe	406	9	—	21	—	—	—	436	(1)	435	(4.7)%	0.5%	0.2%
North America	170	—	—	22	—	—	—	192	1	193	14.9%	(1.0)%	(0.5)%
Unrealized G/(L) on Hedging Activities	19	—	—	—	—	—	—	19	—	19	5.6%	5.6%	5.6%
General corporate expenses	(69)	1	9	—	—	—	—	(59)	(1)	(60)	37.8%	19.2%	17.8%
Amortization of intangibles	(54)	—	—	—	—	—	—	(54)	1	(53)	3.6%	3.6%	5.4%
Gain on acquisition	22	—	—	—	—	(22)	—	—	—	—	100.0%	—	—
Acquisition-related costs	(2)	—	—	—	—	—	2	—	—	—	(100.0)%	—	—

Mondelēz International	$834	$21	$9	$44	$7	$(22)	$2	$895	$84	$979	(7.6)%	(12.3)%	(4.0)%

2012

Latin America	$163	$9	$—	$—	$—	$—	$—	$172	$—	$172
Asia Pacific	177	10	—	—	—	—	—	187	—	187
Eastern Europe, Middle East & Africa	138	2	—	—	4	—	—	144	—	144
Europe	426	19	—	—	(11)	—	—	434	—	434
North America	148	3	23	23	(3)	—	—	194	—	194
Unrealized G/(L) on Hedging Activities	18	—	—	—	—	—	—	18	—	18
General corporate expenses	(111)	—	39	(1)	—	—	—	(73)	—	(73)
Amortization of intangibles	(56)	—	—	—	—	—	—	(56)	—	(56)
Gain on acquisition	—	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—

Mondelēz International	$903	$43	$62	$22	$(10)	$—	$—	$1,020	$—	$1,020

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.
(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition.

Schedule 4

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Condensed Consolidated Statements of Earnings - Continuing Operations

For the Three Months Ended March 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	Spin-Off Pension Adjustment (2)	Spin-Off Interest Adjustment (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures (4)	Gain on Acquisition (5)	Acquisition- related costs	As Adjusted (Non-GAAP)
2013
Operating income	834	21	9	—	—	44	7	(22)	2	895
Operating income margin	9.5%									10.3%
Interest and other expense, net	279	—	—	—	—	—	—	—	(5)	274

Earnings from continuing operations before income taxes	555	21	9	—	—	44	7	(22)	7	621
(Benefit)/Provision for income taxes	(19)	4	4	—	—	11	2	—	—	2
Effective tax rate	(3.4)%									0.3%

Earnings from continuing operations	$574	$17	$5	$—	$—	$33	$5	$(22)	$7	$619
Noncontrolling interest	6	—	—	—	—	—	—	—	—	6

Net earnings attributable to Mondelēz International	$568	$17	$5	$—	$—	$33	$5	$(22)	$7	$613

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.32	$0.01	$—	$—	$—	$0.02	$—	$(0.01)	$—	$0.34
Average shares outstanding:
Diluted	1,798

2012
Operating income	903	43	39	23	—	22	(10)	—	—	1,020
Operating income margin	10.4%									11.9%
Interest and other expense, net	487	—	(134)	—	(73)	—	—	—	—	280

Earnings from continuing operations before income taxes	416	43	173	23	73	22	(10)	—	—	740
Provision for income taxes	77	3	60	9	27	8	(2)	—	—	182
Effective tax rate	18.5%									24.6%

Earnings from continuing operations	$339	$40	$113	$14	$46	$14	$(8)	$—	$—	$558
Noncontrolling interest	6	—	—	—	—	—	—	—	—	6

Net earnings attributable to Mondelēz International	$333	$40	$113	$14	$46	$14	$(8)	$—	$—	$552

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.19	$0.02	$0.06	$0.01	$0.03	$0.01	$(0.01)	$—	$—	$0.31
Average shares outstanding:
Diluted	1,783

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.
(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition.

Schedule 5

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended March 31,

($ in millions, except percentages) (Unaudited)

	2013								2012
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures (4)	Gain on Acquisition (5)	Acquisition- related costs	As Adjusted (Non- GAAP)	As Revised (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Operating Income from Divestitures (4)	As Adjusted (Non- GAAP)
Mondelēz International
Operating Income	$834	$21	$9	$44	$7	$(22)	$2	$895	$903	$43	$62	$22	$(10)	$1,020
Growth vs. Prior Year	(7.6)%							(12.3)%
Operating Income Margin	9.5%							10.3%	10.4%					11.9%
Latin America
Segment Operating Income	$92	$4	$—	$—	$—	$—	$—	$96	$163	$9	$—	$—	$—	$172
Growth vs. Prior Year	(43.6)%							(44.2)%
Segment Operating Income Margin	6.6%							6.9%	11.9%					12.6%
Asia Pacific
Segment Operating Income	$189	$4	$—	$—	$—	$—	$—	$193	$177	$10	$—	$—	$—	$187
Growth vs. Prior Year	6.8%							3.2%
Segment Operating Income Margin	13.8%							14.1%	13.4%					14.2%
Eastern Europe, Middle East & Africa
Segment Operating Income	$61	$3	$—	$1	$7	$—	$—	$72	$138	$2	$—	$—	$4	$144
Growth vs. Prior Year	(55.8)%							(50.0)%
Segment Operating Income Margin	7.1%							8.5%	16.3%					17.4%
Europe
Segment Operating Income	$406	$9	$—	$21	$—	$—	$—	$436	$426	$19	$—	$—	$(11)	$434
Growth vs. Prior Year	(4.7)%							0.5%
Segment Operating Income Margin	11.7%							12.6%	12.2%					12.6%
North America
Segment Operating Income	$170	$—	$—	$22	$—	$—	$—	$192	$148	$3	$23	$23	$(3)	$194
Growth vs. Prior Year	14.9%							(1.0)%
Segment Operating Income Margin	10.3%							11.6%	9.1%					12.0%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.
(5)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition.

Schedule 6

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Three Months Ended March 31,

($ in millions) (Unaudited)

										% Growth
	As Reported/ Revised (GAAP)	Integration Program costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)		Impact of Divestitures (4)	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$8,744	$—	$—	$—		$(19)	$8,725
Gross Profit	$3,242	$5	$—	$—		$(2)	$3,245	$69	$3,314	1.5%	1.8%	3.9%
Gross Profit Margin	37.1%						37.2%

2012
Net Revenues	$8,667	$—	$—	$—		$(84)	$8,583
Gross Profit	$3,195	$5	$11		$(1)	$(21)	$3,189
Gross Profit Margin	36.9%						37.2%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.

Schedule 7

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended March 31, 2012 (GAAP)	$0.46
Earnings from discontinued operations, net of income taxes	0.27

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended March 31, 2012 (GAAP)	0.19

Integration Program costs (1)	0.02

Spin-Off Costs (2)	0.06

Spin-Off related adjustments (3)	0.04

2012-2014 Restructuring Program costs (5)	0.01

Net earnings from divestitures (6)	(0.01)

Operating EPS for the Three Months Ended March 31, 2012 (Non-GAAP)	0.31

Decrease in operations	(0.01)

Asset Impairment charges	0.01

Gain on sale of property in 2012	(0.02)

Changes in taxes	0.09

Operating EPS for the Three Months Ended March 31, 2013 (constant currency) (Non-GAAP)	0.38	22.6%

Unfavorable foreign currency (4)	(0.04)

Operating EPS for the Three Months Ended March 31, 2013 (Non-GAAP)	0.34	9.7%

Gain on acquisition (7)	0.01

Integration Program costs (1)	(0.01)

Spin-Off Costs (2)	—

Spin-Off related adjustments (3)	—

2012-2014 Restructuring Program costs (5)	(0.02)

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended March 31, 2013 (GAAP)	$0.32	68.4%
Earnings from discontinued operations, net of income taxes	—

Diluted EPS Attributable to Mondelēz International for the Three Months Ended March 31, 2013 (GAAP)	$0.32	(30.4)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $21 million, or $17 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended March 31, 2013, as compared to $43 million, or $40 million after-tax for the three months ended March 31, 2012.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the three months ended March 31, 2013 were $9 million, or $5 million after-tax, as compared to $173 million or $113 million after-tax for the three months ended March 31, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(5)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the three months ended March 31, 2013, were $44 million, or $33 million after-tax as compared to $22 million, or $14 million after-tax for the three months ended March 31, 2012.

(6)	Includes divestitures and businesses for which Mondelēz International has entered into a sales agreement.
(7)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition.

Schedule 8

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$2,759	$4,475
Receivables, net	6,265	6,129
Inventories, net	3,849	3,741
Other current assets	1,422	1,277
Property, plant and equipment, net	9,845	10,010
Goodwill	25,552	25,801
Intangible assets, net	22,230	22,552
Other assets	1,376	1,493

TOTAL ASSETS	$73,298	$75,478

LIABILITIES AND EQUITY
Short-term borrowings	$203	$274
Current portion of long-term debt	3,328	3,577
Accounts payable	4,378	4,642
Other current liabilities	5,938	6,380
Long-term debt	14,970	15,574
Deferred income taxes	6,293	6,302
Accrued pension costs	2,729	2,885
Accrued postretirement health care costs	456	451
Other liabilities	2,985	3,038

TOTAL LIABILITIES	41,280	43,123

TOTAL EQUITY	32,018	32,355

TOTAL LIABILITIES AND EQUITY	$73,298	$75,478